                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          NOVEN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           NOVEN PHARMACEUTICALS, INC.




                                                                  April 19, 1999

Dear Stockholder:

         The 1999 Annual Meeting of Stockholders of Noven Pharmaceuticals, Inc. will convene at 10:00 A.M. on Tuesday, June 8, 1999. The meeting will be held at the Miami Marriott Dadeland Hotel located at 9090 South Dadeland Boulevard, Miami, Florida and will address the matters referred to in the enclosed Notice of Meeting. Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

         Your vote on these matters is important and we appreciate your continued support. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. This year, most of you may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by telephone or by written proxy will assure that your shares are voted if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

         We hope you will participate in your Annual Meeting, if not in person, then by proxy. If you are able to attend, the Board of Directors, as well as the executive officers of Noven, look forward to seeing you there.

                                Sincerely yours,


                                STEVEN SABLOTSKY
                                Chairman of the Board

                           NOVEN PHARMACEUTICALS, INC.

                             11960 S.W. 144TH STREET
                              MIAMI, FLORIDA 33186

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

TIME                     10:00 a.m. on Tuesday, June 8, 1999

PLACE                    Marriott Dadeland Hotel
                         9090 South Dadeland Boulevard
                         Miami, Florida

ITEMS OF BUSINESS        (1) To elect members of the Board of Directors, whose
                             terms are described in the Proxy Statement.
                         (2) To ratify the appointment of independent
                             accountants.
                         (3) To approve Noven's 1999 Long-Term Incentive Plan.
                         (4) To transact such other business as may properly
                             come before the Meeting and any adjournment thereof.

RECORD DATE              You are entitled to vote if you were a stockholder at
                         the close of business on April 14, 1999.

ANNUAL REPORT            Noven's 1998 Annual Report, which is not a part of the
                         proxy soliciting material, is enclosed.

PROXY VOTING             It is important that your Shares be represented and
                         voted at the Meeting. You can vote your Shares by one of the following methods: Vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.


                                                         Graciela M. Lopez
                                                         Corporate Secretary



         THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 19, 1999.

         QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL
                                     MEETING



Q:       WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Noven Pharmaceuticals, Inc. (sometimes referred to as "Noven") is providing these proxy materials for you in connection with Noven's annual meeting of stockholders, which will take place on June 8, 1999. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:       WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and Noven's most highly paid officers, and certain other required information. Noven's 1998 Annual Report is also enclosed.

Q:       WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:       There are three proposals scheduled to be voted on at the meeting:

         * Election of directors

         * Ratification of the designation of Deloitte & Touche LLP to audit Noven's books and accounts for 1999

         * Approval of the 1999 Long-Term Incentive Plan

Q:       WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

A: Noven's Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

Q:       WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of April 14, 1999, the RECORD DATE, may be voted by you. These shares include those (1) held directly in your name as the STOCKHOLDER OF RECORD and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most Noven stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         STOCKHOLDER OF RECORD

         If your shares are registered directly in your name with Noven's Transfer Agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the STOCKHOLDER OF RECORD and these proxy materials are being sent directly to you by Noven. As the STOCKHOLDER OF RECORD, you have the right to grant your voting proxy directly to Noven or to vote in person at the meeting. Noven has enclosed a proxy card for you to use.

         BENEFICIAL OWNER

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the STOCKHOLDER OF RECORD. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the STOCKHOLDER OF RECORD, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:       HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the STOCKHOLDER OF RECORD may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

         EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Q:       HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

         BY INTERNET--If this option is available to you, you may submit your proxy via the Internet from any location in the world by following the "Vote by Internet" instructions on the proxy card.

         BY TELEPHONE--If you live in the United States or Canada and this option is available to you, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

         BY MAIL--You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?" If you vote by telephone or via the Internet, you do not need to return your proxy card.

Q:       CAN I CHANGE MY VOTE?

A: Yes, you may change your proxy instructions at any time prior to the vote at the annual meeting. If you voted by mail, you must (a) file with Noven's Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, as the case may be. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you give written notice of revocation to Noven's Secretary before the vote at the annual meeting or you vote by written ballot at the annual meeting.

Q:       HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR", "AGAINST" OR "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:       WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election for directors, each director requires the affirmative "FOR" vote of a plurality of those shares represented, in person or by proxy, and entitled to vote at the meeting. All other proposals require the affirmative "FOR" vote of a majority of those shares represented, in person or by proxy, and entitled to vote at the meeting. If you are a BENEFICIAL OWNER and do not provide the STOCKHOLDER OF RECORD with voting instructions, your shares may constitute BROKER NON-VOTES, as described in "What is the quorum requirement for the meeting?" on page
         21. In tabulating the voting result for any particular proposal, shares which constitute BROKER NON-VOTES are not considered entitled to vote.

Q:       WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING
         INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:       WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in Noven's quarterly report on Form 10-Q for the second quarter of 1999.




ADDITIONAL Q&A INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS MAY BE FOUND ON PAGES 21 AND 22 BELOW.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 1999, information with respect to:

         *  Each beneficial owner of more than 5% of Noven's common stock;

         * Beneficial ownership by all other Noven directors and Noven executive officers named in the Summary Compensation Table on page 10 (the "Named Officers"); and

         * Beneficial ownership by all Noven directors and executive officers as a group.

          The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of May 31, 1999 (60 days after March 31, 1999) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.


                                                        NUMBER OF SHARES           RIGHT TO               PERCENTAGE
NAME                                                        OWNED(1)               ACQUIRE(2)             OF TOTAL
----                                                   --------------------- -----------------------     ---------------
Steven Sablotsky(3)..............................         4,388,190                  80,000                   20.5%

Scudder Kemper (4)...............................         1,328,600                       0                    6.2%
  Investments, Inc.
  Two International Place
  Boston, MA 02110-4103

ALL DIRECTORS AND NAMED OFFICERS NOT LISTED ABOVE:

Sheldon H. Becher(5).............................            83,125                  17,500                      *

Sidney Braginsky.................................             1,000                  25,000                      *

Rodolfo C. Bryce.................................                 0                  12,500                      *

Lawrence J. DuBow................................             5,000                  25,000                      *

Mitchell Goldberg(6).............................           340,029                  24,000                    1.7%

William A. Pecora(7).............................            44,458                       0                      *

Robert C. Strauss................................             5,000                  97,500                      *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
(9 PERSONS)......................................         4,970,802                 281,500                  24.4%

*(less than 1%)

(1) Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse, except as otherwise noted. Excludes shares that may be acquired through stock option exercises.

(2) Shares that may be acquired through stock options exercised through May 31, 1999.

(3) Includes 1,145,365 shares held directly and 3,242,825 shares held by Nevon Ventures Limited Partnership ("NVLP"). Mr. Sablotsky is the sole shareholder, an officer and the sole director of Nevon, Inc., the general partner of NVLP. Does not include 20,275 shares owned by, or options to purchase 24,000 shares held by his wife, Noreen Sablotsky, nor 44,400 shares held in custodial accounts for the benefit of his minor children. Mr. Sablotsky disclaims beneficial ownership with respect to the shares and options held by his wife and the shares held in custodial accounts for the benefit of his children.

(4) On the most recent report on Schedule 13G/A filed on or about February 11, 1999 with the Securities and Exchange Commission, Scudder Kemper Investments, Inc., a registered Investment Advisor, reported shared voting power with respect to 24,000 shares.

(5) These shares are held as trustee for the benefit of certain family members.

(6) Does not include 1,500 shares held by his spouse as custodian for the benefit of his minor children, as to which Mr. Goldberg disclaims beneficial ownership.

(7) Includes 1,470 shares owned by his spouse. Mr. Pecora's employment with Noven terminated on November 25, 1998.


                       ELECTION OF DIRECTORS--PROPOSAL (1)

         The Board set the number of directors constituting the Board at seven. The persons named below were designated by the Board as nominees for election as directors. All of the nominees have served as directors since the last annual meeting, except for Rodolfo C. Bryce, who was appointed a director by Noven's Board on November 30, 1998 and will stand for election as a director by Noven's stockholders for the first time at this year's annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

         NOVEN'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

SHELDON H. BECHER               Mr. Becher has been a director of Noven since
Director since 1987             January 1987 and is a partner in the firm of
Age 70                          Becher, Yeager, Nall, Sherburne, Bernard &
                                Company, P.A., Certified Public Accountants, a position he has held for over 10 years, including its predecessor companies.

SIDNEY BRAGINSKY                Mr. Braginsky has been a director of Noven since
Director since 1992             June 1992 and is President and Chief Operating
Age 61                          Officer of Olympus America, Inc., an
                                international manufacturer of consumer products, cameras, tape recorders, medical-endoscopes, optoelectronic equipment, biological and industrial microscopes and clinical analyzers.
                                Mr. Braginsky serves on the Board of Directors of Olympus America, Inc., where he has been employed since 1970.

RODOLFO C. BRYCE                Mr. Bryce has been a director of Noven since
Director since 1998             November 1998. From 1980 through November 1998,
Age 53                          Mr. Bryce served Schering-Plough Corporation in
                                a variety of senior executive roles, most recently as Chairman of Schering-Plough
                                HealthCare Products. Prior to his career at Schering-Plough, Mr. Bryce served ITT
                                Corporation in various directorial positions in finance and operations, both domestically and abroad.

LAWRENCE J. DUBOW               Mr. DuBow has been a director of Noven since
Director since 1992             June 1992 and is the founder and Chairman of the
Age 67                          Board of HMS Sales and Marketing, Inc., which is
                                presently engaged in marketing pharmaceutical products. Since 1957, he was engaged in various capacities within the pharmaceutical industry, including president and principal stockholder of Lawrence Pharmaceuticals, Inc. Mr. DuBow was the former President of the Drug Wholesalers'
                                Association and a former Chairman of the National Wholesale Druggists' Association.

MITCHELL GOLDBERG               Mr. Goldberg is a co-founder of Noven and served
Director since 1987             as Executive Vice President from July 1988
Age 42                          through April 1998 and as a director since
                                January 1987. Mr. Goldberg has served as
                                President and Chairman of Ortek Therapeutics,
                                Inc., a company engaged in
                                developing innovative, proprietary oral
                                healthcare products, since April 1998. Mr.
                                Goldberg is a cousin of Mr. Sablotsky.

STEVEN SABLOTSKY                Mr. Sablotsky is a co-founder of Noven. He has
Director since 1987             served as Chairman of the Board of Directors
Age 44                          since Noven's organization in 1987, and served
                                as President and Chief Executive Officer from
                                January 1987 until December 1997. He is a member of the American Institute of Chemical Engineers.

ROBERT C. STRAUSS               Mr. Strauss has been President and Chief
Director since 1997             Executive Officer and a director of Noven since
Age 57                          December 1997. From March 1997 to July 1997, he
                                served as President and Chief Operating Officer and a director of IVAX Corporation. From 1983 to 1997, he served in various executive positions with Cordis Corporation, most recently as its Chairman of the Board, President and Chief
                                Executive Officer. Mr. Strauss serves on the
                                Board of Directors of Eclipse Surgical
                                Technologies, Inc. (medical devices), Columbia
                                Laboratories, Inc. (pharmaceuticals) and
                                American Bankers Insurance Group, Inc.
                                (insurance).

INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board has the following three committees: (1) Audit, (2) Executive Compensation and (3) Stock Option. The Board held fourteen meetings in 1998, and each director attended more than 75% of the meetings of the Board and the Committees on which he served.

AUDIT COMMITTEE

         The Audit Committee reviews Noven's financial statements and management's disclosures and recommends to the Board the engagement of the independent public accountants. The Audit Committee also confers with the independent public accountants concerning the scope of the audit and, on completion of their audit, reviews the accountants' findings and recommendations, reviews the adequacy of Noven's system of internal accounting controls and reviews areas of possible conflicts of interest.

         Members: Messrs. Becher (Chairman), Braginsky, Bryce and DuBow Meetings last year: 3

EXECUTIVE COMPENSATION COMMITTEE

         The Executive Compensation Committee develops and implements policies with respect to executive compensation and approves all elements of compensation for Noven's executive officers.

         Members: Messrs. DuBow (Chairman), Becher, Bryce and Braginsky Meetings last year: 4


STOCK OPTION COMMITTEE

         The Stock Option Committee administers Noven's stock option plan. The Stock Option Committee also evaluates and makes recommendations to the Board concerning stock option plans and other benefit programs. The Stock Option Committee will also administer the 1999 Long-Term Incentive Plan described below in pages 15 through 20.

         Members: Messrs. Braginsky (Chairman), Bryce and DuBow
         Meetings last year: 4

                              DIRECTOR COMPENSATION

         The following table provides information on Noven's compensation and reimbursement practices during 1998 for non-employee directors. Directors who are employed by Noven do not receive any additional compensation for their Board activities.

Annual Director Retainer                                                 $7,500

Board Meeting Attendance Fees (per meeting)                                $750

Committee Meeting Attendance Fees (per meeting)                            $750

Additional Retainer for Committee Chair                                  $2,500

Stock Options Granted upon Election to Board                             12,500

Annual Stock Options Granted (upon reelection at annual meeting)          5,000

Reimbursement for Expenses Attendant to Board Membership                    Yes


                             EXECUTIVE COMPENSATION

         The following table discloses compensation received by Noven's Chief Executive Officer and its three other most highly paid executive officers for the fiscal year ended December 31, 1998, as well as their compensation for each of the fiscal years ended December 31, 1997 and December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION                 AWARDS
                                       -------------------------------------  -----------------
                                                                                 SECURITIES
                                                                                 UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR        SALARY      BONUS (1)        OPTIONS         COMPENSATION (2)
---------------------------            ---------- -------------  -----------  -----------------  -------------------
Steven Sablotsky......................   1998         $396,730      $96,250                  0                    0
   Chairman of the Board                 1997          373,077            0                  0                    0
                                         1996          325,000       65,000             60,000                    0

Robert  C. Strauss*...................   1998          406,468      100,000                  0                    0
   President and Chief Executive         1997            7,692            0            525,000                    0
   Officer                               1996              N/A          N/A                N/A                    0

Mitchell Goldberg**...................   1998           66,043            0              5,000              143,531
   Executive Vice President              1997          189,038            0                  0                    0
                                         1996          165,000       33,000             30,000                    0

William A. Pecora***..................   1998          133,865            0              7,500                    0
   Vice President of Finance and         1997          129,231            0                  0                    0
   Chief Financial Officer               1996          110,000       22,000             20,000                    0

------------

 (FOOTNOTES APPEAR ON FOLLOWING PAGE)

    *   Mr. Strauss's employment with Noven commenced December 12, 1997.

   ** Mr. Goldberg's employment with Noven terminated on April 15, 1998. Mr. Goldberg was granted options to acquire 5,000 shares of Noven common stock in June 1998 in accordance with the terms of Noven's Stock Option Plan regarding automatic grants to non-employee directors.

  ***   Mr. Pecora's employment with Noven terminated on November 25, 1998.

  (1) Bonuses for Messrs. Sablotsky and Strauss were paid in a combination of cash and Noven common stock.

  (2) The amount disclosed in this column represents amounts paid to Mr. Goldberg in connection with his resignation.



                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on stock option grants in 1998 to the executive officers named in the Summary Compensation Table.


                                                                                         Potential Realizable Value
                                                                                         at Assumed Annual Rates of
                                                   % of Total                            Stock Price Appreciation of
                                                    Options                                       Option Term
                                                  Granted to    Exercise                 ---------------------------
                                       Options     Employees    or Base     Expiration
NAME                                   Granted      in 1998      Price         Date           5%           10%
                                     ------------ ------------ ----------- -------------- ------------ -------------
Mitchell Goldberg (1)...............    5,000         0.8         6.00       6/29/2008      18,867        47,812

William A. Pecora (2)...............    7,500         1.2         6.00       6/29/2005      18,320        42,692

-----------

(1) Mr. Goldberg's options vested immediately upon grant.
(2) Mr. Pecora's options terminated on December 25, 1998.



         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR
                               END OPTION VALUES

         The following table sets forth certain information with respect to outstanding stock options held at year end by the named executive officers or exercised under the Plan in 1998.



                                                              Number of Securities              Value of Unexercised
                                                          Underlying Unexercised Option        In-the-Money Options at
                             Shares                        Held at December 31, 1998              December 31, 1998
                            Acquired        Value         ------------------------------   --------------------------------
Name                       on Exercise   Realized ($)     Exercisable(#) Unexercisable(#)  Exercisable($)  Unexercisable($)
----                      -------------- --------------   -------------  ---------------   --------------   ---------------

Steven Sablotsky........        0              0              80,000          20,000              0               0

Robert C. Strauss.......        0              0              97,500         427,500              0               0

Mitchell Goldberg.......        0              0              24,000          31,000              0               0

EMPLOYMENT AGREEMENTS

         On December 12, 1997, Noven entered into an Employment Agreement with Robert C. Strauss as President and Chief Executive Officer. This Agreement expires on December 31, 2002 unless it is extended for consecutive one year terms under certain conditions. Mr. Strauss's base salary under the Agreement is $400,000 per annum, subject to cost of living increases each year and further increases and incentive compensation at the sole discretion of the Board of Directors. In addition, Mr. Strauss was granted options to purchase 525,000 shares of common stock at a per share exercise price of $6 3/16 pursuant to the provisions of Noven's 1997 Stock Option Plan. Options for 50,000 shares of common stock vested and became exercisable immediately, and the remaining shares are subject to vesting over a five year period. Mr. Strauss is also entitled to participate in all incentive, savings and retirement plans, as well as welfare benefit plans that are available to executive officers of Noven. Further, upon termination "without cause" or for "good reason" (as defined in the Agreement), including termination after a "change of control" through (i) the acquisition of 30% or more of the then issued and outstanding shares of common stock of Noven by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934), (ii) the reconstitution of the Board of Directors whereby the existing members cease to constitute at least a majority of the Board, (iii) the approval of a reorganization or consolidation, where stockholders of Noven do not, immediately thereafter, own more than 51% of the combined voting power of the reorganized, merged or consolidated corporation,
(iv) a liquidation or dissolution of Noven, or (v) a sale or distribution of all or substantially all the assets of Noven, Mr. Strauss would be entitled to a lump sum payment equal to his then annual base salary, plus an additional one year base salary paid over a period of two subsequent years, as well as the vesting of 50% of outstanding options not otherwise vested.

INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Noven structured the 1999 Long-Term Incentive Plan so that awards and payments made thereunder should constitute qualifying performance-based compensation under Section 162(m). Noven recognizes that unanticipated future events, such as a change of control of Noven or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Board or its Executive Compensation Committee may from time to time award compensation that is non-deductible under
Section 162(m) when, in the exercise of its business judgment, such award would be in the best interests of Noven.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder requires Noven's executive officers and directors to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Noven's stock. Copies of these reports are furnished to Noven. Based solely on Noven's review of the copies of such reports furnished to Noven, we believe that during 1998 all of Noven's executive officers and directors complied with the Section 16(a) requirements.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The graph below shows the five-year cumulative total shareholder return assuming the investment of $100 on December 31, 1993 (and the reinvestment of dividends thereafter) in each of Noven common stock, the Russell 2000 Stock Index and Noven's Peer Group (Value Line Drug Industry).



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      Noven Pharmaceuticals, Russell 2000 Index And Value Line Drugs Index
                     (Performance Results Through 12/31/98)




                               [GRAPHIC OMITTED]











                          1993       1994      1995        1996       1997        1998
                         ------     ------    ------      ------     ------      ------
Noven Pharmaceuticals    100.00      87.61     79.65       99.11      49.56       38.50
Russell 2000 Index       100.00      98.02    125.89      146.59     179.13      174.23
Drugs                    100.00     104.35    186.74      246.97     424.00      631.60


TRANSACTIONS WITH MANAGEMENT AND OTHERS

         For the year ended December 31, 1998, Noven paid $58,109 to the accounting firm of Becher, Yeager, Nall, Sherburne, Bernard & Company, P.A. Sheldon H. Becher, a Noven director, is a partner of this firm.

         Mitchell Goldberg, the former Executive Vice President of Noven, resigned on April 15, 1998. In consideration for Mr. Goldberg's agreement to assist in an orderly transition of his duties, Noven agreed to pay Mr. Goldberg his base salary of $195,000 for a period of one year, to continue providing certain other benefits to Mr. Goldberg for that period, and to permit Mr. Goldberg's stock options that had not vested as of his resignation date to continue vesting in accordance with their terms.

         In April 1998, Noven transferred certain licensed dental patent and technology rights to Ortek Therapeutics, Inc., a privately-held company controlled by Mr. Goldberg, in exchange for Ortek's agreement to fund certain research expenditures relating to the transferred technology and 705,899 shares of Ortek common stock. Noven also purchased 1,150,000 shares of Ortek common stock for a total consideration of approximately $9,000. The patent and technology rights transferred by Noven relate to a technology that Noven had determined not to pursue prior to engaging in this transaction. Mr. Sablotsky is a director of Ortek.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 POLICY

         Noven's executive compensation program is administered by the Executive Compensation Committee (the "Committee"), which consists of four non-employee directors. The compensation program is based on the general principle that compensation be designed to allow Noven to secure and retain the services of high quality executives.

         Noven's compensation program consists of the following three components: 1) a base salary, 2) annual incentives and 3) long-term incentives. Noven's annual incentives are awarded in the form of cash or stock bonuses and long-term incentives are awarded in the form of stock options. If the 1999 Long-Term Incentive Plan is approved by the stockholders at the annual meeting, annual and long-term incentives may be awarded in the form of other performance-based awards.

         The Committee believes that the base salary should be the major fixed element of an executive compensation package. The base salary for executives is targeted at the mean level for competitors in the pharmaceutical industry. For the purpose of establishing these levels, Noven compares itself to a self-selected group of six pharmaceutical companies that compete with Noven in business or who are in competition with Noven for executive talent.

         The Committee further believes annual incentives, in the form of bonuses, should be used to reward an individual executive for exceptional performance. Thus, annual incentives can serve as a motivational tool to focus the executive's attention on his own performance. The determination of what is exceptional performance is, at this stage, a subjective one made by the members of the Committee based on general criteria, including the executive's role in the progress of Noven's products, regulatory matters, organizational staffing and other corporate developments. Annual incentives also allow the Committee to adjust compensation packages on an annual basis so that they remain competitive.

         Stock options allow Noven to motivate executives to increase stockholder value. This type of incentive also allows Noven to recruit members of the management team whose contributions and skills are important to its long-term success. Incentives, in the form of stock options, also provide Noven with a method of compensation that avoids cash expenditures. Recommendations concerning stock options and the administration of Noven's Stock Option Plan are made by the Stock Option Committee.

         The Committee evaluates the following seven factors in order to determine an adequate level of total compensation:

         (1)   Type of responsibility of the executive;
         (2)   Executive's level within Noven;
         (3) Corresponding amounts paid by members of the defined competitive industry group;
         (4)   Supply and demand factors;
         (5)   Size of Company;
         (6)   Executive performance; and
         (7)   Company's profitability.

         The Committee assigns no specific weight to any of the foregoing factors when making compensation determinations.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Strauss has been Noven's Chief Executive Officer since December 12, 1997. He will receive a base salary in 1999 equal to $420,000, which represents a 5% increase over his 1998 base salary. Mr. Strauss received a bonus in the amount of $100,000 for 1998, paid in a combination of cash and Noven common stock. He was not granted any stock options in 1998.

         In its determination, the Committee took into account Noven's financial performance in 1998 as compared to 1997 and the fact that Mr. Strauss assumed additional responsibilities as president of Vivelle Ventures LLC, Noven's joint venture with Novartis Pharmaceuticals Corporation.

                        Executive Compensation Committee:
                                Sheldon H. Becher
                                Sidney Braginsky
                                Rodolfo C. Bryce
                          Lawrence J. DuBow (Chairman)

             RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS -- PROPOSAL (2)

         Upon the recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP as the Company's independent accountants to audit Noven's financial statements for the 1999 fiscal year and will offer a resolution at the annual meeting to ratify the appointment. Deloitte & Touche LLP has served as Noven's independent accountants since 1991. Noven has been advised that a representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised.

         NOVEN'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF NOVEN FOR 1999. If the appointment is not ratified, Noven will select other independent accountants.

                   APPROVAL OF THE NOVEN PHARMACEUTICALS, INC.
                  1999 LONG-TERM INCENTIVE PLAN -- PROPOSAL (3)

         The Board of Directors has adopted the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan"). At the annual meeting, Noven is asking stockholders to approve the 1999 Plan in order to qualify payments made to certain Noven officers under the 1999 Plan as deductible for U.S. federal income tax purposes. The Board believes that the 1999 Plan benefits stockholders by linking a portion of executive compensation to performance and by qualifying amounts paid pursuant to the 1999 Plan for a U.S. federal income tax deduction.

         NOVEN'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NOVEN PHARMACEUTICALS, INC. 1999 LONG-TERM INCENTIVE PLAN.

                  SUMMARY OF THE 1999 LONG-TERM INCENTIVE PLAN

         The 1999 Plan was authorized by the Noven Board on March 26, 1999 and is subject to approval by Noven's shareholders. A copy of the 1999 Plan is attached as Appendix A and the following summary is qualified in its entirety by reference to the 1999 Plan.

         PURPOSES AND ELIGIBILITY. The purposes of the 1999 Plan are to attract, retain and motivate officers and other employees and consultants of Noven and its subsidiaries, to compensate them for their contributions to the growth and profits of Noven and to encourage ownership by them of stock of Noven. The 1999 Plan authorizes the issuance of certain awards ("Awards") to such individuals (referred to in the 1999 Plan as "Eligible Individuals"). As of June 9, 1999, Noven estimates that there will be approximately 170 Eligible Individuals.

         EFFECTIVE DATE. The 1999 Plan will be effective as of June 9, 1999, subject to approval of the 1999 Plan by stockholders at the annual meeting. If adopted, the 1999 Plan will replace Noven's 1997 Stock Option Plan (the "1997 Plan"), and no further stock option awards may be granted under the 1997 Plan after June 9, 1999.

         SHARES AVAILABLE UNDER THE 1999 PLAN. An aggregate of 1,000,000 shares of Noven common stock, plus the number of shares available for grant under the 1997 Plan, will be authorized for issuance under the 1999 Plan. On March 31, 1999, there were approximately 2,500,000 shares of Noven common stock available for grant under the 1997 Plan.

         In accordance with the requirements of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1999 Plan limits the number of shares underlying stock options that may be granted to an individual participant in any fiscal year of Noven to 500,000 shares and the number of shares underlying Section 162(m) Awards (as defined below) that may be granted to Section 162(m) Officers (as defined below) in any fiscal year of Noven to 100,000.

         ADMINISTRATION. The Stock Option Committee or other committee appointed by the Noven Board will administer the 1999 Plan, approve the Eligible Individuals who will receive Awards, determine the form and terms of the Awards and have the power to fix and accelerate vesting periods. Subject to certain limitations, the Committee may from time to time delegate some or all of its authority to an administrator consisting of one or more members of the Committee or one or more officers of Noven.

         AWARDS - GENERAL. The 1999 Plan authorizes a broad array of Awards based on Noven's common stock, including (i) stock awards consisting of one or more shares of Noven common stock granted or offered for sale to Eligible Individuals ("Stock Awards"), (ii) stock options ("Stock Options"), (iii) stock appreciation rights ("SARs"), which may be granted in tandem with or independently of Stock Options, (iv) conditional awards which may be earned upon the satisfaction of certain specified performance criteria ("Performance Share Awards") and (v) other forms of equity-based or equity-related awards which the Committee determines to be consistent with the purposes of the 1999 Plan and the interests of Noven ("Other Awards"). Such Other Awards may also include cash payments which may be based on one or more criteria unrelated to the value of Noven's common stock, as determined by the Committee.

         The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to Noven) shall be determined by the Committee. The Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or SAR first becomes exercisable. The Committee shall also have a full authority to determine the effect, if any, that a participant's termination of employment will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

         Noven may require a participant to pay a sum to Noven as may be necessary to cover any taxes or other charges imposed on Noven with respect to property or income received by a participant pursuant to the 1999 Plan. Noven may offer loans to participants to satisfy withholding requirements on such terms as the Committee may determine.

         No Awards shall be made under the 1999 Plan after the tenth anniversary of the date on which the 1999 Plan is approved by the shareholders of Noven.

         AWARDS - STOCK AWARDS. Recipients of Stock Awards are entitled to exercise voting rights and receive dividends with respect to the shares of Noven common stock underlying such Awards upon receipt of such Awards.

         AWARDS - STOCK OPTIONS. An award of Stock Options may consist of either nonqualified stock options or incentive stock options. A Stock Option entitles the participant to acquire a specified number of shares of Noven common stock at an exercise price determined by the Committee, which generally may not be less than the fair market value of the shares on the date of award of the Stock Option. The exercise price may be paid in cash or previously owned stock or a combination thereof. In addition, Noven intends to establish a "cashless exercise" procedure that will afford participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of a Stock Option in order to generate sufficient cash to pay the exercise price and/or to satisfy withholding tax obligations related to the Stock Option. Stock Options expire no later than ten years from the date of grant.

         AWARDS - STOCK APPRECIATION RIGHTS. Recipients of SARs are entitled to receive an amount, if any, equal to the fair market value of a share of Noven common stock on the date of exercise over the SAR exercise price specified in the applicable award agreement. At the discretion of the Committee, payments to a participant upon exercise of an SAR may be made in shares, cash or a combination thereof. An SAR may be granted alone or in addition to other Awards, or in tandem with a Stock Option.

         AWARDS - PERFORMANCE SHARE AWARDS. A Performance Share Award will entitle a participant to receive a specified number of shares, an equivalent amount of cash or a combination thereof upon satisfaction of certain specified performance criteria. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at another time determined by the Committee.

         AWARDS TO SECTION 162(m) OFFICERS. Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company, as determined pursuant to the rules of the SEC, unless the payments are made under qualifying performance-based plans and upon the attainment of certain performance goals. The 1999 Plan contains special provisions that are intended to enable the Committee, if it so chooses, to make Awards to Noven officers who are subject to Section 162(m) of the Code ("Section 162(m) Officers") that will qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code. Section 162(m) Awards may consist of Stock Options, SARs, Stock Awards, Performance Share Awards or Other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable performance period of specified performance targets related to designated performance goals for such period selected by the Committee. Performance goals will be selected from among the following performance criteria: (i) net revenue, (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits, (viii) earnings growth, (ix) revenue growth, (x) book value per share, (xi) revenues per employee, (xii) earnings per employee and (xiii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

         In addition to the foregoing, the Committee may also grant Section 162(m) Officers Stock Options or SARs which may, pursuant to the regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to the foregoing.

         CHANGE IN CONTROL. In the event of a Change in Control of Noven, except as the Committee otherwise determines, all outstanding Stock Options and SARs will become fully exercisable, all restrictions and conditions of all outstanding Stock Awards will lapse, all Performance Share Awards will be deemed to have been fully earned, and, in the case of a Change in Control in which Noven does not survive or becomes a wholly owned subsidiary of another entity, outstanding Stock Options that are not exercised as of the date of the Change in Control will be converted into options to purchase common stock or similar equity interests of the acquiror. A Change in Control will generally be deemed to occur if: (i) any person becomes the owner of 40% or more of Noven's voting securities; (ii) directors who constitute the Noven Board at the beginning of any two-year period, and any new directors whose election or nomination for election was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute at least a majority of the Noven Board; (iii) the shareholders of Noven approve a merger or consolidation in which Noven's voting securities do not continue to represent at least a majority of the surviving entity; or (iv) the shareholders approve a reorganization, liquidation, or sale of all or substantially all of Noven's assets.

         AUTOMATIC GRANTS TO OUTSIDE DIRECTORS. On the day of each annual stockholders meeting, each director who is not then a Noven employee (an "Outside Director"), will be granted an option to purchase 5,000 shares of Noven common stock, in each case at the price and upon the other terms and conditions specified in the 1999 Plan. In addition, subject to the availability of shares of Noven common stock under the 1999 Plan, each person first elected to the Board as an Outside Director after the effective date of the 1999 Plan, will be granted, as of the date such individual takes office, an option to purchase 12,500 shares of Noven common stock at the price and upon the terms and conditions specified in the 1999 Plan. Each option granted to an Outside Director shall be granted at an exercise price equal to 100% of the Fair
Market Value of a share of Noven common stock on the date of grant and upon the other terms and conditions specified in the 1999 Plan.

         AMENDMENT. The Noven Board or the Committee may amend or terminate the 1999 Plan at any time, except that stockholder approval is required to increase the maximum number of shares issuable under the 1999 Plan. No amendment or termination may adversely affect a participant's rights with respect to previously granted Awards without his or her consent.

         NEW PLAN BENEFITS. Awards under the 1999 Plan will be authorized by the Committee in its sole discretion. For this reason it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future.

FEDERAL INCOME TAX CONSEQUENCES

         NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option will not result in the recognition of taxable income by the participant or in a deduction to Noven. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Noven common stock on the date of exercise over the exercise price. Noven is required to withhold tax on the amount of income so recognized, and a tax deduction is allowable equal to the amount of such income (subject to the satisfaction of certain conditions in the case of Stock Options exercised by Section 162(m) Officers). Gain or loss upon a subsequent sale of any Noven common stock received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

         INCENTIVE STOCK OPTIONS. Upon the grant or exercise of an incentive stock option within the meaning of Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and Noven will not be entitled to any deduction. However, the excess of the fair market value of the Noven common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares of Noven common stock are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant, nor within the two-year period beginning on the date of grant of the Stock Option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to Noven. If the shares of Noven common stock are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the Stock Option, the excess of the fair market value of the shares upon the date of exercise or, if less, the fair market value on the date of disposition over the exercise price will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowable. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant. If a Stock Option intended to qualify as an incentive stock option is exercised by a person who was not continually employed by Noven or certain of its affiliates from the date of grant of such Stock Option to a date not more than three months prior to such exercise (or one year if such person is disabled), then such Stock Option will not qualify as an incentive stock option and will instead be taxed as a nonqualified stock option, as described above.

         STOCK AWARDS. A participant who is awarded a Stock Award will not be taxed at the time of award unless the participant makes a special election with the IRS pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Noven common stock comprising the Stock Award, the participant will be taxed at ordinary income tax rates on the then fair market value of the Noven common stock and a corresponding deduction will be allowable (subject to the satisfaction of certain conditions in the case of Stock Awards granted to
Section 162(m) Officers). In such case, the participant's basis in the Noven common stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Noven common stock, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

         Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of the Stock Award to be taxed at ordinary income tax rates on the fair market value of the Noven common stock comprising such Stock Award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such Noven common stock equal to the ordinary income recognized by the participant at the time of award. No tax will be payable upon lapse or release of the restrictions or at the time the Noven common stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Noven common stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

         PERFORMANCE SHARE AWARDS. A participant who receives a Performance Share Award will be taxed at ordinary income tax rates on the then fair market value of the shares of Noven common stock distributed at the time of payment in settlement of such Performance Share Award and a corresponding deduction will be allowable to Noven at that time (subject to the satisfaction of certain conditions in the case of Performance Share Awards granted to Section 162(m) Officers). The participant's basis in the shares of Noven common stock will be equal to the amount taxed as ordinary income, and on subsequent disposition the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

                 ADDITIONAL QUESTIONS AND INFORMATION REGARDING
                  THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS



Q:     WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the 3 proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of Noven's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:     WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Noven's common stock outstanding as of the close of business on April 14, 1999, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, we had approximately 21,447,272 shares of common stock issued and outstanding.

Q:     WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:     WHO WILL COUNT THE VOTES?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Noven or to third parties except (1) as necessary to meet applicable legal requirements,
       (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by Noven's Board. Occasionally, stockholders provide written comments on their proxy card which are then forwarded to Noven management.

Q:     WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Noven will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Noven's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

       STOCKHOLDER PROPOSALS FOR PRESENTATION AT MEETING: Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies the Company after March 4, 2000 of an intent to present a proposal at next year's annual meeting (and for any reason the proposal is voted upon at that annual meeting), Noven's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

       STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY: In order for a stockholder proposal to be considered for inclusion in Noven's proxy statement for next year's annual meeting, the written proposal must be received by Noven no later than January 1, 2000. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

       NOMINATION OF DIRECTOR CANDIDATES: You may propose director candidates for consideration by Noven's Board of Directors. In addition, Noven's Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at a stockholder meeting it is necessary that you notify Noven not fewer than 60 nor more than 90 days prior to the meeting. In addition, the notice must meet all other requirements contained in Noven's Bylaws.

       COPY OF BYLAW PROVISIONS: You may contact Noven's Corporate Secretary at Noven's headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

       By Order of the Board of Directors

       GRACIELA M. LOPEZ
       Corporate Secretary
       April 19, 1999

                                                                      APPENDIX A



                           NOVEN PHARMACEUTICALS, INC.
                          1999 LONG-TERM INCENTIVE PLAN



      1. PURPOSE. The purposes of the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan (the "PLAN") are to attract, retain and motivate officers and other employees and consultants of Noven Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

      2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as follows:

         "ADMINISTRATOR" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

         "AFFILIATE" and "ASSOCIATE" have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

         "AWARD" means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee.

         "AWARD AGREEMENT" means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

         "BENEFICIAL OWNER" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

         "BOARD" means the Board of Directors of the Company.

         A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred when:

         (a) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an "ACQUIRING PERSON"), shall become the Beneficial Owner of 40 percent or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company,

         (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "CONTINUING DIRECTORS"), cease for any reason to constitute a majority of the Board,

         (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 15 hereof) or any Parent of such Surviving Entity) at least a majority of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or

         (d) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

         PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred in the event of

             (i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company, or

             (ii) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

         "COMBINED VOTING POWER" means the combined voting power of the Company's or other relevant entity's then outstanding voting securities.

         "COMMITTEE" means the Stock Option Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

         "COMMON STOCK" means the Common Stock, par value $.0001 per share, of the Company.

         "ELIGIBLE INDIVIDUALS" means the individuals described in Section 6 who are eligible for Awards under the Plan.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

         "FAIR MARKET VALUE" means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the closing price of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the closing price of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee.

         "INCENTIVE STOCK OPTION" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and is not otherwise designated by the Committee as a non-qualified stock option in an Award Agreement.

         "NONQUALIFIED STOCK OPTION" means a Stock Option which is not an Incentive Stock Option.

         "PARENT" means any corporation which is a "parent corporation" within the meaning of Section 424(e) of the Code with respect to the relevant entity.

         "PARTICIPANT" means an Eligible Individual to whom an Award has been granted under the Plan.

         "PERFORMANCE PERIOD" means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a
Section 162(m) Award.

         "PERFORMANCE SHARE AWARD" means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 11 hereof.

         "PERSON" means any person, entity or "group" within the meaning of
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

         "PRIOR PLAN" means the Company's 1997 Stock Option Plan.

         "SECTION 162(M) PARTICIPANT" means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by
Section 162(m) of the Code.

         "STOCK APPRECIATION RIGHT" means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

         "STOCK AWARD" means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

         "STOCK OPTION" means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

         "SUBSIDIARY" means (i) any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

         "SUBSTITUTE AWARD" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

      3. ADMINISTRATION OF THE PLAN.

         (a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant's termination of employment with the Company or, subject to Section 15 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, and (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

         (b) PLAN CONSTRUCTION AND INTERPRETATION. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

         (c) DETERMINATIONS OF COMMITTEE FINAL AND BINDING. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

         (d) DELEGATION OF AUTHORITY. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; PROVIDED, HOWEVER, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals (A) who are Section 162(m) Participants or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 16 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

         (e) LIABILITY OF COMMITTEE. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

      4. DURATION OF PLAN. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (as defined in Section 17(k)).

      5. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 14(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, 1,000,000 shares plus the number of shares available for future grant under the Prior Plan as of the Effective Date (the "SECTION 5 LIMIT"). Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

         (a) the number of Shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

         (b) the Section 5 Limit shall be increased by:

             (i) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares,

             (ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award,

             (iii) the number of shares withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award, and

             (iv) the number of shares subject to a stock option award (or portion thereof) under the Prior Plan which lapses, expires or is otherwise terminated without the issuance of such shares.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

      6. ELIGIBLE INDIVIDUALS.

         (a) ELIGIBILITY CRITERIA. Awards may be granted by the Committee to individuals ("ELIGIBLE INDIVIDUALS") who are directors, officers or other employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. An individual's status as an Administrator or a member of the Committee will not affect his or her eligibility to participate in the Plan. Incentive Stock Options may only be granted to employees of the Company or a Subsidiary.

         (b) MAXIMUM NUMBER OF SHARES PER ELIGIBLE INDIVIDUAL. In accordance with the requirements under Section 162(m) of the Code, no Eligible Individual shall receive grants of Awards of Stock Options with respect to an aggregate of more than 500,000 shares of Common Stock in respect of any fiscal year of the Company, and no Section 162(m) Participant shall receive grants of Section 162(m) Awards with respect to an aggregate of more than 100,000 shares of Common Stock in respect of any fiscal year of the Company. For purposes of the preceding sentence, any Award that is made as bonus compensation, or is made in lieu of compensation that otherwise would be payable to an Eligible Individual, shall be considered made in respect of the fiscal year to which such bonus or other compensation relates or otherwise was earned.

         (c) OUTSIDE DIRECTORS. On the day of each annual meeting of the stockholders of the Company, each director who is not then an employee of the Company or any of its subsidiaries (an "OUTSIDE DIRECTOR"), shall be granted an Option to purchase 5,000 shares of Common Stock, in each case at the price and upon the other terms and conditions specified in the Plan. In addition, subject to the availability of shares of Common Stock under the Plan, each person first elected to the Board as an Outside Director after the effective date of the Plan, shall be granted, as of the date such individual takes office, an Option to purchase 12,500 shares of Common Stock at the price and upon the terms and conditions specified in the Plan. Each Option granted to an Outside Director shall be granted at an exercise price equal to 100 percent of the Fair Market Value of a share of Common Stock on the date of grant and upon the other terms and conditions specified in the Plan.

      7. AWARDS GENERALLY. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

      8. STOCK OPTIONS.

         (a) TERMS OF STOCK OPTIONS GENERALLY. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options.

         (b) EXERCISE PRICE. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, PROVIDED, that the exercise price per share shall be no less than 100 percent of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided that the excess of:

             (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over

             (ii) the aggregate exercise price thereof, does not exceed the excess of:

             (iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

             (iv) the aggregate exercise price of such shares.

         (c) OPTION TERM. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; PROVIDED, HOWEVER, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

         (d) METHOD OF EXERCISE. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option. In the event of a "cashless exercise," the exercise date shall be deemed to be the date on which the shares underlying the Stock Option are sold by the broker. When payment of the exercise price for a Stock Option consists of shares of the Company's capital stock, such shares will not be accepted as payment unless the Participant has held such shares for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes.

      9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercised.

      10. STOCK AWARDS. Stock Awards shall consist of one or more shares of Common Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

      11. PERFORMANCE SHARE AWARDS. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Committee shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Committee shall determine.

      12. OTHER AWARDS. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

      13. SECTION 162(m) AWARDS.

         (a) TERMS OF SECTION 162(m) AWARDS GENERALLY. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code ("SECTION 162(m) AWARDS"). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards or Other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 13(b) below.

Section 162(m) Awards will be made in accordance with the procedures specified in applicable treasury regulations for compensation intended to be "qualified performance-based compensation."

         (b) PERFORMANCE GOALS. For purposes of this Section 13, performance goals shall be limited to one or more of the following: (i) net revenue, (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits, (viii) earnings growth, (ix) revenue growth, (x) book value per share,
(xi) revenues per employee, (xii) earnings per employee and (xiii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

         (c) OTHER PERFORMANCE-BASED COMPENSATION. The Committee's decision to make, or not to make, Section 162(m) Awards within the meaning of this Section 13 shall not in any way prejudice the qualification of any other Awards as performance-based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 13.

         (d) NON-TRANSFERABILITY. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" ("QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, however, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant or, if applicable, the "alternate payee" under a QDRO or the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

      14. RECAPITALIZATION OR REORGANIZATION.

         (a) AUTHORITY OF THE COMPANY AND SHAREHOLDERS. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the

Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) CHANGE IN CAPITALIZATION. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof and/or (ii) such other adjustments as it deems appropriate. The Committee's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

      15. CHANGE IN CONTROL. In the event of a Change in Control, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control, and (iv) in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "SURVIVING ENTITY") or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a "PREDECESSOR OPTION") will be converted into an option (a "SUBSTITUTE OPTION") to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

      16. AMENDMENT OF THE PLAN. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; PROVIDED, HOWEVER, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and PROVIDED, HOWEVER, that the Board or Committee may not, without shareholder approval, increase the maximum number of shares issuable under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Stock Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

      17. MISCELLANEOUS.

         (a) TAX WITHHOLDING. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         (b) LOANS. On such terms and conditions as shall be approved by the Committee, the Company may directly or indirectly lend money to a Participant to accomplish the purposes of the Plan, including to assist such Participant to acquire or carry shares of Common Stock acquired upon the exercise of Stock Options granted hereunder, and the Committee may also separately lend money to any Participant to pay taxes with respect to any of the transactions contemplated by the Plan.

         (c) NO RIGHT TO GRANTS OR EMPLOYMENT. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

         (d) UNFUNDED PLAN. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

         (e) OTHER EMPLOYEE BENEFIT PLANS. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

         (f) SECURITIES LAW RESTRICTIONS. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

         (g) COMPLIANCE WITH RULE 16b-3.

             (i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

             (ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

         (h) AWARD AGREEMENT. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

         (i) EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

         (j) APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law principles.

         (k) EFFECTIVE DATE. The Plan shall be effective as of June 9, 1999 (the "Effective Date"), subject to approval of the Plan at the Company's 1999 annual meeting of shareholders.

         (l) EFFECT ON PRIOR PLAN. Subject to approval of the Plan by the Company's shareholders, this Plan shall supersede the Prior Plan and no further stock option awards may be granted under the Prior Plan after the Effective Date.

                                                                      Appendix B


                           NOVEN PHARMACEUTICALS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999

         The signer(s) hereby appoint(s) Steven Sablotsky, Robert C. Strauss, and Sheldon H. Becher, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the signer(s) in Noven Pharmaceuticals, Inc. at the Annual Meeting of Stockholders, to be held June 8, 1999, and at all adjournments thereof, as specified on the matters indicated hereon, and in their discretion on any other business that may properly come before such Meeting. This Proxy is solicited on behalf of the Board of Directors.

1.       ELECTION OF DIRECTORS

         To elect seven directors for a term of one year as indicated below:

                  Sheldon H. Becher, Sidney Braginsky, Rodolfo C. Bryce, Lawrence J. DuBow, Mitchell Goldberg, Steven Sablotsky, and Robert C. Strauss.

2. PROPOSAL TO RATIFY AND APPROVE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS FOR 1999.

3. PROPOSAL TO APPROVE THE NOVEN PHARMACEUTICALS, INC. 1999 LONG-TERM INCENTIVE PLAN.

         The shares represented by this Proxy will be voted as directed by the Stockholder(s) on the reverse side hereof. If this Proxy is signed and returned but no direction is indicated, this Proxy will be voted FOR the election of directors and Items 2 and 3 as set forth in the Proxy Statement dated April 19, 1999.

(Vote and sign on the other side. Signature(s) should be exactly as addressed. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee or Guardian, please give your full title as such.)

Please mark your vote with an X. Avoid using red ink.

1.   ELECTION OF DIRECTORS

     The Board of Directors recommends a vote FOR Item 1.

     [ ] Vote For all Nominees*  [ ] Withhold vote for all Nominees

     *To withhold authority to vote for any Nominee, write the Nominee's name here: ______________________________________

2.   RATIFY AND APPROVE ACCOUNTANTS

     The Board of Directors recommends a vote FOR Item 2.

     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3.   APPROVE THE NOVEN PHARMACEUTICALS, INC. 1999 LONG-TERM INCENTIVE PLAN

     The Board of Directors recommends a vote FOR Item 3.

     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. DO NOT FOLD, STAPLE, OR MUTILATE.


                                   Dated __________________, 1999



                                   ----------------------------
                                     Signature of Stockholder



                                   ----------------------------
                                      Signature (if joint)